UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2025

AMPLIFY ENERGY CORP.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700
Houston, Texas   77002

(Address of Principal Executive Offices, including Zip Code)

(832) 219-9001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2025, Amplify Energy Operating LLC, a Delaware limited liability company (“OLLC”), and Magnify Energy Services LLC, a Delaware limited liability company (“Magnify” and together with OLLC, the “Sellers”), each an indirect, wholly owned subsidiary of Amplify Energy Corp., a Delaware corporation (the “Company”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with EQV Alpha LLC, a Delaware limited liability company (“Alpha”), pursuant to which the Sellers sold to Alpha certain assets of the Sellers, which include, among other things, the Sellers’ right, title and interest in and to certain specified oil and gas Properties and Equipment within or related to certain designated lands in East Texas and Louisiana (the “Asset Sale”) for a cash purchase price of $122.0 million, which remains subject to customary adjustments under the Purchase and Sale Agreement (the “Purchase Price”). The Asset Sale contemplated by the Purchase and Sale Agreement is expected to close in December 2025. Terms used in this Item 1.01 but not defined herein shall have the meanings ascribed thereto in the Purchase and Sale Agreement.

The Purchase and Sale Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this size and nature and that provide the parties thereto with specified rights and obligations. In connection with and upon execution of the Purchase and Sale Agreement, Alpha deposited with an escrow agent a cash deposit equal to 10.0% of the unadjusted Purchase Price pursuant to an escrow agreement among the Sellers, Alpha and the escrow agent.

The Purchase and Sale Agreement contains representations, warranties and other provisions that were made only for purposes of the Purchase and Sale Agreement, and as of specific dates and were made solely for the benefit of the parties thereto. The Purchase and Sale Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Sellers or Alpha or the assets to be acquired from the Sellers. The representations and warranties made by the Sellers and Alpha in the Purchase and Sale Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2025, the Company issued a press release announcing, among other things, the events described in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated October 28, 2025, among Amplify Energy Operating LLC, Magnify Energy Services LLC and EQV Alpha LLC.
99.1	Press Release, dated October 29, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLIFY ENERGY CORP.

Dated: October 29, 2025
	By:	/s/ Daniel Furbee
		Name:	Daniel Furbee
		Title:	Chief Executive Officer